CARDTRONICS ANNOUNCES FIRST QUARTER 2020 RESULTS
January and February Revenue Growth and Operational Execution Drive Q1 Margin Expansion and Earnings Growth
Resilient ATM Network Provides Essential Cash Access Through Pandemic
Provides Update on April 2020 Trends
HOUSTON, May 8, 2020 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended March 31, 2020.
“The COVID-19 pandemic has presented a challenging period for all, but we believe this crisis has highlighted the strength and resiliency of our dedicated team and our unique ATM network,” stated Cardtronics CEO Edward H. West. “Over the past few months, the Cardtronics team has continued to operate seamlessly and provided valuable, secure, and convenient access to cash for citizens across the communities we serve. Consumers value access, safety, and the security and reliability that cash provides in crisis situations, and we play a vital role, ensuring continued economic activity is available for all.”
“The geographic dispersion of our footprint, the diversity of retailer locations, and a broad spectrum of end consumers have allowed us to mitigate the unprecedented economic ramifications caused by this pandemic. While transactions have been down since mid-March, due to the shelter in place restrictions and certain location closures, we are encouraged by the resilience and more recent stabilization and improvement we have seen in our largest market – the United States. We also believe that this crisis will likely accelerate the trend of bank branch transformation as several leading retail banks have already closed significant portions of their branch locations, and it is unclear how many of these will re-open when the pandemic has passed.”
“Cardtronics is well-positioned financially, and we will continue to focus on a strong balance sheet, free cash flow, revenue, and earnings growth. As we look toward the time when the personal and business restrictions caused by this pandemic may be lifted and what changes may ultimately result in the future, we believe we will emerge even stronger as a business,” concluded West.

First Quarter 2020 Financial Highlights:
•Total revenues of $306.6 million, down 4% from $318.3 million in the prior year, and down 2.5% on a constant-currency basis.
•ATM operating revenues of $291.9 million, down 4% from $302.6 million in the prior year, and down 2.4% on a constant-currency basis.
•GAAP Net Income of $5.8 million, or $0.13 per diluted share, compared to Net Income of $4.3 million, or $0.09 per diluted share in the prior year, up 33% and 44%, respectively.
•Adjusted Net Income per diluted share of $0.42, up 20% from the prior year.
•Adjusted EBITDA of $63.7 million, up 4% from $61.0 million in the prior year, and up 6% on a constant-currency basis.
•Adjusted EBITDA margin of 20.8%, up 160 basis points from the prior year.
•Cash flows from operating activities of $1.1 million compared to ($21.8) million in the prior year.
•Adjusted free cash flow of $22.6 million, up 10.5% from the prior year.

Recent Business Highlights:
•New partnership with Fortune 500 leading convenience store operator, Casey’s, to place over 2,000 ATMs.
•Added 27 financial institutions to the Allpoint network.
•New partnership with Pin4 to enable mobile cash access in the U.K.
•Recent withdrawal transaction trends show signs of improvement from late March and early April in our largest market, the U.S. Please refer to our Earnings Supplement on our website for additional information.

Additional Information:
The Company notes that additional detailed disclosures regarding the quarterly performance and recent impacts from the COVID-19 pandemic have been included in the Earnings Supplement posted to its website.
See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Free Cash Flow, Net Debt and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.
The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.
CONFERENCE CALL INFORMATION
The Company will host a conference call today, May 8, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2020. A live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Friday, May 15, 2020, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 1573158 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through June 8, 2020. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.
ABOUT CARDTRONICS (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	VP - Public Relations Lisa Albiston 832-308-4000 lisa.albiston@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.
DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION
In order to assist readers of our consolidated financial statements in understanding the operating results that Management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. In addition, Management presents Net Debt as a measure of our financial condition. Management believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance, financial condition and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation.
The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
EBITDA adds interest, income tax expense (benefit), depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses, (if applicable in a particular period), our obligation for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate
Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, deferred financing costs and note discount, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 23.6% and 24.2% for the three months ended March 31, 2020, and 2019 respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain financing activities and other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.
Net Debt
Net Debt represents the principal amount of current and long-term debt outstanding less cash and cash equivalents. The carrying value of current and long-term debt is reconciled to the principal amount by adding the unamortized debt issuance costs and discounts.
Constant-Currency
Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2020 and 2019
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019	% Change
	(Unaudited)
Revenues:
ATM operating revenues	$291,854	$302,602	(3.6)%
ATM product sales and other revenues	14,748	15,668	(5.9)
Total revenues	306,602	318,270	(3.7)
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	193,665	206,158	(6.1)
Cost of ATM product sales and other revenues	12,057	11,925	1.1
Total cost of revenues	205,722	218,083	(5.7)
Operating expenses:
Selling, general, and administrative expenses	42,378	43,660	(2.9)
Restructuring expenses	1,209	—	n/m
Depreciation and accretion expense	32,211	32,973	(2.3)
Amortization of intangible assets	8,413	12,412	(32.2)
Loss on disposal and impairment of assets	921	968	(4.9)
Total operating expenses	85,132	90,013	(5.4)
Income from operations	15,748	10,174	54.8
Other expenses:
Interest expense, net	6,421	6,643	(3.3)
Amortization of deferred financing costs and note discount	3,486	3,292	5.9
Other expenses (income)	3,829	(7,207)	n/m
Total other expenses	13,736	2,728	n/m
Income before income taxes	2,012	7,446	(73.0)
Income tax (benefit) expense	(3,737)	3,129	(219.4)
Effective tax rate	(185.7)%	42.0%
Net income	5,749	4,317	33.2
Net loss attributable to noncontrolling interests	(6)	(2)	n/m
Net income attributable to controlling interests and available to common shareholders	$5,755	$4,319	33.2

Net income per common share – basic	$0.13	$0.09
Net income per common share – diluted	$0.13	$0.09

Weighted average shares outstanding – basic	44,729,824	46,223,764
Weighted average shares outstanding – diluted	45,741,261	46,635,033

Condensed Consolidated Balance Sheets
As of March 31, 2020 and December 31, 2019
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$613,728	$30,115
Accounts and notes receivable	86,900	95,795
Inventory, net	11,394	10,618
Restricted Cash	44,796	87,354
Prepaid expenses, deferred costs, and other current assets	93,162	84,639
Total current assets	849,980	308,521
Property and equipment, net	434,760	461,277
Operating lease assets	69,622	76,548
Intangible assets, net	99,121	113,925
Goodwill	724,113	752,592
Deferred tax asset, net	15,231	13,159
Prepaid expenses, deferred costs, and other noncurrent assets	24,394	37,936
Total assets	$2,217,221	$1,763,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$278,861	$—
Current portion of other long-term liabilities	64,333	53,144
Accounts payable and other accrued liabilities	310,694	381,240
Total current liabilities	653,888	434,384
Long-term liabilities:
Long-term debt	1,043,327	739,475
Asset retirement obligations	53,359	55,494
Non-current operating lease liabilities	63,827	69,531
Deferred tax liability, net	45,870	46,878
Other long-term liabilities	49,091	37,870
Total liabilities	1,909,362	1,383,632
Shareholders' equity	307,859	380,326
Total liabilities and shareholders’ equity	$2,217,221	$1,763,958

SELECTED BALANCE SHEET DETAIL:

Current and Long-Term Debt:	March 31, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Revolving credit facility	$746,620	$167,227
5.50% Senior Notes due May 2025(1)	296,707	296,545
1.00% Convertible senior notes due December 2020 (2)	278,861	275,703
Total Current and Long-term Debt	1,322,188	739,475
Less: Current portion	(278,861)	—
Total Long-term debt	$1,043,327	$739,475

Net Debt:	March 31, 2020	December 31, 2019
	(In thousands)
	(Unaudited)
Total Current and Long-term Debt	$1,322,188	$739,475
Add: Unamortized discounts and capitalized debt issuance costs	11,933	15,252
Less: Cash and cash equivalents	(613,728)	(30,115)
Net Debt	$720,393	$724,612

(1) The 5.50% Senior Notes due May 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $3.3 million and $3.5 million as of March 31, 2020 and December 31, 2019, respectively.
(2)  The 1.00% Convertible Senior Notes due December 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $8.6 million and $11.8 million as of March 31, 2020 and December 31, 2019, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within Shareholders' equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount of $287.5 million.

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA,
Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2020 and 2019
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income attributable to controlling interests and available to common shareholders	$5,755	$4,319
Adjustments:
Interest expense, net	6,421	6,643
Amortization of deferred financing costs and note discount	3,486	3,292
Income tax (benefit) expense	(3,737)	3,129
Depreciation and accretion expense	32,211	32,973
Amortization of intangible assets	8,413	12,412
EBITDA	$52,549	$62,768

Add back:
Loss on disposal and impairment of assets	921	968
Other expenses (income) (1)	3,829	(7,207)
Noncontrolling interests (2)	13	15
Share-based compensation expense	5,193	4,484
Restructuring expenses (3)	1,209	—
Adjusted EBITDA	$63,714	$61,028
Less:
Interest expense, net	6,421	6,643
Depreciation and accretion expense (4)	32,210	32,973
Adjusted pre-tax income	25,083	21,412
Income tax expense (5)	5,920	5,181
Adjusted Net Income	$19,163	$16,231

Adjusted Net Income per share – basic	$0.43	$0.35
Adjusted Net Income per share – diluted	$0.42	$0.35

Weighted average shares outstanding – basic	44,729,824	46,223,764
Weighted average shares outstanding – diluted	45,741,261	46,635,033

(1) Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition related contingent consideration, and other non-operating costs.
(2) Noncontrolling interest adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of the Company's Mexican subsidiaries.
(3) For the three months ended March 31, 2020, our restructuring activities included costs incurred in conjunction with facility closures, workforce reductions, professional fees and other related charges.
(4) Amounts exclude a portion of the expenses incurred by one of the Company's Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(5) For the three month periods ended March 31, 2020 and 2019, the non-GAAP tax rates used to calculate Adjusted Net Income were 23.6% and 24.2%, respectively. This represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three Months Ended March 31, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:

	Three Months Ended
	March 31,
	2020			2019	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$291,854	$3,570	$295,424	$302,602	(3.6)%	(2.4)%
ATM product sales and other revenues	14,748	135	14,883	15,668	(5.9)	(5.0)
Total revenues	$306,602	$3,705	$310,307	$318,270	(3.7)%	(2.5)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit
For the Three Months Ended March 31, 2020 and 2019
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Total revenues	$306,602	$318,270
Total cost of revenues (1)	205,722	218,083
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	31,194	37,019
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	69,686	63,168
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	22.7%	19.8%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	31,194	37,019
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$100,880	$100,187
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	32.9%	31.5%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation and accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency
For the Three Months Ended March 31, 2020 and 2019
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2020			2019	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$63,714	$814	$64,528	$61,028	4.4%	5.7%

Adjusted Net Income	$19,163	$249	$19,412	$16,231	18.1%	19.6%

Adjusted Net Income per share – diluted (2)	$0.42	$0.00	$0.42	$0.35	20.0%	20.0%

(1)As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,741,261 and 46,635,033 for the three months ended March 31, 2020 and 2019, respectively.

Reconciliation of Adjusted Free Cash Flow
For the Three Months Ended March 31, 2020 and 2019
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net cash provided by (used in) operating activities	$1,120	$(21,805)
Restricted cash settlement activity (1)	39,871	71,521
Adjusted net cash provided by operating activities	40,991	49,716
Net cash used in investing activities, excluding acquisitions (2)	(18,429)	(29,307)
Adjusted free cash flow	$22,562	$20,409

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations.
(2)Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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